American Enterprise Variable Annuity Account
File No. 333-85567/811-7195

                                  EXHIBIT INDEX

Exhibit 1.2. Resolution of the Board of Directors of American Enterprise Life Insurance Company establishing 67 subaccounts dated Nov. 22, 1999.

Exhibit 4.1. Form of Deferred Annuity Contract for the American Express Signature Credit Variable AnnuitySM (form 240180).

Exhibit 4.2. Form of Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) (form 240185).

Exhibit 4.3.        Form of 5% Accumulation Death Benefit Rider (form 240183).

Exhibit 4.4.        Form of 8% Performance Credit Rider (form 240187).

Exhibit 5. Form of Variable Annuity Application for the American Express Signature Credit Variable AnnuitySM (form 240181).

Exhibit 13. Copy of schedule for computation of each performance quotation provided in the Registration Statement in response to Item 21.